Exhibit 99.1

News Release

L.B. FOSTER REPORTS THIRD QUARTER OPERATING RESULTS

PITTSBURGH, PA, November 4, 2014 – L.B. Foster Company (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for rail, construction, energy and utility markets, today reported its third quarter 2014 operating results, which included income from continuing operations of $0.88 per diluted share, a 7.4% decrease from the third quarter of 2013. Operating cash flow was strong, generating $18.0 million compared to $3.0 million in the prior year third quarter. Sales were $167.8 million, 3.4% higher than the third quarter of 2013.

Third Quarter Results

•	Third quarter net sales of $167.8 million increased by $5.5 million, or 3.4%, compared to the prior year quarter due to a 114.0% increase in Tubular segment sales, partially offset by a 3.3% decrease in Rail segment sales. The decline in the Rail segment was due to the Honolulu transit project, which is nearing completion and reductions within the Rail Distribution business. Several rail product lines saw double digit growth.

•	Gross profit margin was 21.0%, 170 basis points higher than the prior year quarter. The improvement was due to expanded Rail and Construction segment margins, partially offset by lower Tubular segment margins.

•	Third quarter income from continuing operations was $9.1 million, or $0.88 per diluted share, compared to $9.8 million, or $0.95 per diluted share, last year. The decline is due to cost increases in selling and administrative expense.

•	Selling and administrative expense increased by $3.1 million, or 17.6%, due principally to personnel costs, acquisition related costs, expenses from acquired businesses not owned during the prior year quarter, and consulting fees related to the preparation for, and identification of, a new enterprise resource planning system.

•	Third quarter bookings were $142.4 million, a 7.0% increase over the prior year third quarter, due to 41.2% and 43.9% improvements in Rail and Tubular segment orders, respectively, driven by strong activity in the Transit, Rail Technologies and Coated Products divisions. September 2014 backlog was $223.2 million, 13.0% higher than September 2013.

•	The Company’s income tax rate from continuing operations was 34.2% compared to 30.2% in the prior year quarter. The income tax rate from continuing operations compares unfavorably to the prior year quarter due to the recognition of discrete tax items related to certain state income tax matters during the prior year quarter.

•	Cash flow from continuing operating activities for the third quarter of 2014 generated $18.0 million compared to $3.0 million of cash provided in the third quarter of 2013. Improved working capital management and the timing of income tax payments led to the increase.

CEO Comments

Robert P. Bauer, L.B. Foster Company’s President and Chief Executive Officer, commented, “I was pleased with the operational execution by our various business units as our operating performance continued to expand margins to 21.0% from 19.3% last year. This is also the result of some key rail products, Coated Products and Bridge Products businesses having very good quarters. Our modest third quarter sales growth was affected by shortfalls against forecast in our Rail Distribution and Piling Distribution businesses. Both of these product lines have lowered our year-to-date growth rate as well.

Earnings in the quarter were solid with $9.1 million in net income, however, increased expenses in the quarter for a variety of initiatives including significant M&A activity, as well as a new ERP system, led to a decline in the year over year comparison. These initiatives are intended to drive long-term growth and value and will not be as significant on a full year basis. We were very pleased with our operating cash flow this quarter that brought our year-to-date total to $49.6 million, well ahead of last year’s pace.”

Mr. Bauer went on to say, “Bookings in the quarter were strong at $142.4 million, up 7.0% over prior year, and our backlog stands at $223.2 million, up 13.0% over the prior year as we enter the fourth quarter. As previously mentioned, we are seeing continued spending in the rail industry driven by strong end user demand and our Tubular Products segment continues to have a positive outlook. The positive economic climate is allowing us to continue executing on certain growth initiatives and I expect our expenses to deliver long-term value.”

Q3 Business Segment Highlights

($000’s)

Rail Segment

Rail sales declined 3.3% due principally to reductions in our Rail Distribution and Transit Products businesses, partially offset by increases in Rail Technologies and Allegheny Rail Products. Rail Distribution experienced operational issues in the quarter that affected volume. These issues have been corrected. Allegheny Rail, Concrete Ties and Rail Technologies saw double digit sales growth. The 2014 gross profit margin was favorably impacted by improved margins in most rail businesses as well as a favorable mix from the double digit growth in product lines mentioned above.

	2014	2013	Variance
Sales	$102,105	$105,552	(3.3%)
Gross Profit	$23,358	$21,647
Gross Profit %	22.9%	20.5%

Construction Segment

Construction sales increased by 1.2% in the quarter due principally to the sales contribution from Carr Concrete which was acquired in July 2014 and a strong performance from our Fabricated Bridge Products business. The bridge business is having a record year and is driving the 150 basis point margin improvement over the prior year. Piling Products sales declined year over year due to losses suffered from insufficient product supply. The Construction markets are still showing a nice pipeline of projects. Gross profit margins overall improved due to improved execution in our bridge and concrete buildings businesses as well as a favorable product mix.

	2014	2013	Variance
Sales	$49,907	$49,320	1.2%
Gross Profit	$8,421	$7,614
Gross Profit %	16.9%	15.4%

Tubular Segment

Tubular sales improved by 114.0% in the quarter due to sales of our fourth quarter 2013 acquisition within the Coated Products division as well as stronger Coated Products sales. Tubular gross profit margins declined due principally to lower Coated Products margins, which is reflective of cost overruns incurred during a project that was completed in the third quarter.

	2014	2013	Variance
Sales	$15,785	$7,376	114.0%
Gross Profit	$3,220	$1,608
Gross Profit %	20.4%	21.8%

Nine Month Results

•	Net sales for the first nine months of 2014 increased by $4.5 million, or 1.0%, due to a 29.6% improvement in Tubular segment sales and a 1.9% increase in Rail segment sales, partially offset by an 8.3% decline in Construction segment sales. The Rail segment sales are being significantly impacted by Rail Distribution sales which are 8.1% below last year. The Construction sales decline is entirely due to Piling Products which has experienced a shortage of product.

•	Gross profit margin was 20.2%, 90 basis points higher than the prior year period. Included in the nine month results is a $4.6 million warranty charge related to concrete railroad ties manufactured in our Grand Island, NE facility which was shut down in February 2011. [1]Excluding this charge, gross profit margin would have been 21.2% for the first nine months of 2014, or 190 basis points higher than 2013. This improvement was driven by profitability improvements in the Rail and Construction segments, partially offset by lower Tubular segment profitability.

•	Selling and administrative expense increased by $5.6 million, or 10.7%, due principally to personnel related costs, expenses from acquired businesses not owned during the prior year period, consulting fees related to the preparation for, and the identification of, a new enterprise resource planning system and acquisition related costs.

•	Income from continuing operations was $19.6 million, or $1.90 per diluted share, compared to $22.0 million, or $2.15 per diluted share, last year. The decline was due to the $4.6 million warranty charge taken in the second quarter. Excluding the charge, income from continuing operations would have been $22.4 million, or $2.17 per diluted share.

•	The Company’s income tax rate from continuing operations was 33.3%, compared to 32.4% in the prior year period. The increase in effective tax rate was primarily due to the recognition of uncertain state tax positions during the prior year.

•	Cash flow provided from continuing operating activities was $49.6 million for the first nine months of 2014, compared to $2.5 million in the prior year. The current year period was favorably impacted by improved working capital management compared to last year. Capital expenditures were $11.6 million compared to $5.6 million in the comparable 2013 period.

L.B. Foster Company will conduct a conference call and webcast to discuss its third quarter 2014 operating results on Tuesday, November 4, 2014 at 11:00 am ET. The call will be hosted by Mr. Robert Bauer, President and Chief Executive Officer. Listen via audio on the L.B. Foster web site: www.lbfoster.com, by accessing the Investor Relations page. The conference call can be accessed by dialing 800-884-5695 and providing access code 40014923.

This release may contain forward-looking statements that involve risks and uncertainties. Statements that do not relate strictly to historical or current facts are forward-looking. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. Actual results could differ materially from the results anticipated in any forward-looking statement. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, an economic slowdown in the markets we serve; the risk of doing

[1]	Reconciliations of non-GAAP amounts are set forth on the attached financial tables.

business in international markets; our ability to effectuate our strategy including evaluating of potential opportunities such as strategic acquisitions, joint ventures, and other initiatives, and our ability to effectively integrate new businesses and realize anticipated benefits; a decrease in freight or passenger rail traffic; a lack of state or federal funding for new infrastructure projects; increased regulation including conflict minerals; an increase in manufacturing or material costs; the ultimate number of concrete ties that will have to be replaced pursuant to the previously disclosed product warranty claim of the Union Pacific Railroad and an overall resolution of the related contract claims; risks inherent in litigation and those matters set forth in Item 8, Footnote 20, “Commitments and Contingent Liabilities” and in Item 1A, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2013 and reports on Form 10-Q thereafter. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the Company assumes no obligation and does not intend to update or revise these statements, whether as a result of new information, future events or otherwise, except as required by securities laws.

Contact:

David Russo	Phone: 412.928.3417	L.B. Foster Company
	Email: Investors@Lbfoster.com	415 Holiday Drive
	Website: www.lbfoster.com	Pittsburgh, PA 15220

L.B. FOSTER COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Net sales	$167,797	$162,248	$446,043	$441,505
Cost of goods sold	132,638	130,943	356,057	356,177

Gross profit	35,159	31,305	89,986	85,328

Selling and administrative expenses	20,644	17,547	58,268	52,628
Amortization expense	1,191	701	3,504	2,102
Interest expense	126	118	375	376
Interest income	(140)	(149)	(431)	(494)
Equity in income of nonconsolidated investments	(477)	(296)	(823)	(892)
Other income	(47)	(638)	(297)	(953)

	21,297	17,283	60,596	52,767

Income from continuing operations before income taxes	13,862	14,022	29,390	32,561

Income tax expense	4,743	4,229	9,774	10,560

Income from continuing operations	9,119	9,793	19,616	22,001

Discontinued operations:
(Loss) Income from discontinued operations before income taxes	(5)	—	18	23
Income tax (benefit) expense	(2)	—	7	9

(Loss) Income from discontinued operations	(3)	—	11	14

Net income	$9,116	$9,793	$19,627	$22,015

Basic earnings per common share:
From continuing operations	$0.89	$0.96	$1.92	$2.16
From discontinued operations	(0.00)	—	0.00	0.00

Basic earnings per common share	$0.89	$0.96	$1.92	$2.16

Diluted earnings per common share:
From continuing operations	$0.88	$0.95	$1.90	$2.15
From discontinued operations	(0.00)	—	0.00	0.00

Diluted earnings per common share	$0.88	$0.95	$1.90	$2.15

Dividends paid per common share	$0.03	$0.03	$0.09	$0.09

Average number of common shares outstanding - Basic	10,239	10,182	10,220	10,171

Average number of common shares outstanding - Diluted	10,335	10,281	10,325	10,255

L.B. FOSTER COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$86,516	$64,623
Accounts receivable - net	91,178	98,437
Inventories - net	90,795	76,956
Current deferred tax assets	461	461
Prepaid income tax	233	4,741
Other current assets	3,556	2,000
Current assets of discontinued operations	14	149

Total current assets	272,753	247,367

Property, plant and equipment - net	63,105	50,109

Other assets:
Goodwill	59,603	57,781
Other intangibles - net	49,789	51,846
Investments	5,365	5,090
Other assets	1,750	1,461

Total Assets	$452,365	$413,654

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$60,229	$46,620
Deferred revenue	9,810	5,715
Accrued payroll and employee benefits	9,333	8,927
Accrued warranty	8,610	7,483
Current maturities of long-term debt	104	31
Current deferred tax liabilities	179	179
Other accrued liabilities	8,885	6,501
Liabilities of discontinued operations	—	26

Total current liabilities	97,150	75,482

Long-term debt	270	25
Deferred tax liabilities	11,086	11,798
Other long-term liabilities	9,378	9,952

Stockholders’ equity:
Class A Common Stock	111	111
Paid-in capital	47,649	47,239
Retained earnings	317,057	298,361
Treasury stock	(23,242)	(24,731)
Accumulated other comprehensive loss	(7,094)	(4,583)

Total stockholders’ equity	334,481	316,397

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$452,365	$413,654

This earnings release contains certain non-GAAP financial measures. These financial measures include gross profit margins excluding concrete tie costs and earnings per share from continuing operations excluding concrete tie costs. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of these measures excluding certain costs incurred in 2014. The costs incurred were associated with concrete ties manufactured at its Grand Island facility which was closed in 2011.

These non-GAAP financial measures are not a substitute for GAAP financial results and should only be considered in conjunction with the Company’s financial information that is presented in accordance with GAAP. Quantitative reconciliations of the GAAP measures are presented below:

L.B. FOSTER COMPANY AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(In Thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Gross profit margins excluding concrete tie charges
Net sales, as reported	$167,797	$162,248	$446,043	$441,505
Cost of goods sold, as reported	132,638	130,943	356,057	356,177

Gross profit	35,159	31,305	89,986	85,328

Product warranty charges, before income tax	—	—	4,608	—

Gross profit, excluding certain charges	$35,159	$31,305	$94,594	$85,328

Gross profit percentage, as reported	20.95%	19.29%	20.17%	19.33%
Gross profit percentage, excluding certain charges	20.95%	19.29%	21.21%	19.33%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Income from continuing operations before income taxes excluding concrete tie charges
Income from continuing operations, as reported	$13,862	$14,022	$29,390	$32,561

Product warranty charges, before income tax	—	—	4,608	—

Incentive compensation, before income tax	—	—	(344)	—

Income from continuing operations, before income taxes, excluding certain charges	$13,862	$14,022	$33,654	$32,561

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Income from continuing operations (including diluted earnings per share) excluding concrete tie charges
Income from continuing operations, as reported	$9,119	$9,793	$19,616	$22,001

Product warranty charges, net of income tax	—	—	3,015	—

Incentive compensation, net of income tax	—	—	(225)	—

Income from continuing operations, excluding certain charges	$9,119	$9,793	$22,406	$22,001

DILUTED EARNINGS PER COMMON SHARE: FROM CONTINUING OPERATIONS, as reported	$0.88	$0.95	$1.90	$2.15

DILUTED EARNINGS PER COMMON SHARE: FROM CONTINUING OPERATIONS, excluding certain charges	$0.88	$0.95	$2.17	$2.15

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED, as reported	10,335	10,281	10,325	10,255

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED, excluding certain charges	10,336	10,281	10,326	10,255